UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 9, 2022, Zymeworks Inc. (the “Company”) entered into a Sales Agreement, dated as of November 9, 2022, (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”). The Sales Agreement provides for the offer and sale of the Company’s common stock from time to time through Cantor as its sales agent, subject to the maximum aggregate dollar amount registered pursuant to the applicable prospectus supplement. Sales of shares of common stock through Cantor, if any, will be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the New York Stock Exchange or any other existing trading market for the shares of common stock. The Company will pay Cantor a commission of up to 3.0% of the gross sales proceeds of any shares of common stock sold through Cantor under the Sales Agreement. The Company has also provided Cantor with customary indemnification and contribution rights.

In accordance with the Sales Agreement, Cantor will use commercially reasonable efforts to sell the Company’s common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of its common stock under the Sales Agreement. The Sales Agreement may be terminated by the Company or Cantor upon the written notice to the other party in accordance with the terms of the Sales Agreement. The offering of the shares of common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.

The shares of common stock are being offered and sold pursuant to the Registration Statement on Form S-3ASR (File No. 333-259970-01) (“Registration Statement”), including the prospectus, dated October 1, 2021, filed by Zymeworks BC Inc. (“Zymeworks BC”) and the prospectus supplement, dated November 9, 2022, filed by the Company. The Registration Statement was adopted by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the legality of the shares of common stock issuable under the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreement included as an exhibit to this report, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement contains representations and warranties made by the Company. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Sales Agreement, dated November 9, 2022, by and between Zymeworks Inc. and Cantor Fitzgerald & Co.

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 9, 2022	By:	/s/ Chris Astle
	Name: Title:	Chris Astle Senior Vice President and Chief Financial Officer

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